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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Helmerich & Payne, Inc.

Subsidiaries of Helmerich & Payne, Inc.
White Eagle Assurance Company (Incorporated in Vermont)
Helmerich & Payne International Drilling Co. (Incorporated in Delaware)
Subsidiaries of Helmerich & Payne International Drilling Co.
Helmerich & Payne (Colombia) Drilling Co. (Incorporated in Oklahoma)
Helmerich & Payne (Argentina) Drilling Co. (Incorporated in Oklahoma)
Helmerich & Payne (Boulder) Drilling Co. (Incorporated in Oklahoma)
Subsidiary of Helmerich & Payne (Boulder) Drilling Co.
Helmerich and Payne Mexico Drilling, S. De R.L. de C.V. (Incorporated in Mexico)
Helmerich & Payne del Ecuador, Inc. (Incorporated in Oklahoma)
Helmerich & Payne de Venezuela, C.A. (Incorporated in Venezuela)
Helmerich & Payne Rasco, Inc. (Incorporated in Oklahoma)
Subsidiary of Helmerich & Payne Rasco, Inc.
Helmerich & Payne Equatorial Guinea, S.A.R.L. (Organized in Equatorial Guinea)*
TerraVici Drilling Solutions, Inc. (Incorporated in Delaware)
The Space Center, Inc. (Incorporated in Oklahoma)
Helmerich & Payne Properties, Inc. (Incorporated in Oklahoma)
Utica Resources Co. (Incorporated in Oklahoma)
Utica Square Shopping Center, Inc. (Incorporated in Oklahoma)

  Unless otherwise indicated, all subsidiaries are 100% owned by the indicated parent entity.

*
Helmerich & Payne Rasco, Inc. holds 65% of the share capital of Helmerich & Payne Equatorial Guinea, S.A.R.L.

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  Exhibit 21
SUBSIDIARIES OF THE REGISTRANT